Exhibit 99

For more information, contact:

Richard L. Davis

Chief Financial Officer

(502) 329-2000

SYPRIS REPORTS FIRST QUARTER RESULTS

GROWTH CONTINUES; REVENUE UP 10%; BACKLOG OVER $110 MILLION

LOUISVILLE, KY (May 15, 2024) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended March 31, 2024.

HIGHLIGHTS

●

The Company’s first quarter 2024 consolidated revenue increased 10.1% to $35.6 million compared with the prior year quarter, representing the 11th quarter of double-digit year-over-year growth during the past 12 quarterly periods.

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Revenue for Sypris Electronics increased 34.5% year-over-year and 9.5% sequentially, reflecting the continued growth in shipments under recently announced contracts with customers serving the markets for electronic warfare, aircraft and missile avionics, and subsea communications.

●	Revenue for Sypris Technologies decreased 5.9% year-over-year to $18.4 million, reflecting the short-term timing of certain energy, specialty automotive and ATV product shipments.

●	Orders for Sypris Technologies energy products increased during the first quarter compared to the same period in 2023, driving backlog up 50.1% from year end.

●

During the quarter, Sypris Technologies announced that it had received an award to supply specialty high-pressure closures for use in a large international liquified natural gas project. The closures will be integrated into the filtration systems of the carbon capture and storage facilities of the project. Production is expected to be completed during 2024.

●

In May, Sypris Electronics announced that it received releases for an additional four systems under a multi-year production contract that was first announced in 2022. The modules to be produced by Sypris will be integrated into an electronic warfare improvement program for the U.S. Navy. Deliveries are expected to begin in 2024.

●

The Company updated its full-year outlook for 2024, maintaining the expected increase in revenue at 10%-15% year-over-year, while adjusting the gross margin guidance to a 100-125 basis point increase, reflecting the impact of unfavorable foreign currency exchange rates and program ramp costs.

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Sypris Reports First Quarter Results

May 15, 2024

“We were pleased with the year-over-year revenue growth at Sypris Electronics,” commented Jeffrey T. Gill, President and Chief Executive Officer. “The backlog at Sypris Electronics exceeds $100 million and is expected to support growth through the remainder of 2024 and beyond. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“The financial results of Sypris Electronics were impacted by additional costs related to two large programs that ramped during the quarter. As these programs stabilize, we anticipate increasing sequential margins for the remainder of the year.

“Demand from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained relatively stable, with new product line shipments offsetting the anticipated cyclical decline for the commercial vehicle market. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of this decline.

“Orders for our energy products increased during the period, with open quotes yet to be closed still outstanding on several large projects. Additional opportunities for growth may exist with new global projects in support of increasing LNG demand. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

First Quarter Results

The Company reported revenue of $35.6 million for the first quarter of 2024, compared to $32.3 million for the prior-year comparable period. Additionally, the Company reported a net loss of $2.2 million, or $0.10 per share, as compared to a net loss of $0.2 million, or $0.01 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $18.4 million in the first quarter of 2024 compared to $19.5 million for the prior-year period, reflecting the short-term timing of certain energy, specialty automotive and ATV product shipments. Gross profit for the first quarter of 2024 was $2.1 million, or 11.2% of revenue, compared to $2.6 million, or 13.5% of revenue, for the same period in 2023. Gross profit for the first quarter of 2024 was negatively impacted by lower volumes and an unfavorable mix. Additionally, gross profit was negatively impacted by foreign currency exchange rates for our Mexican subsidiary, resulting in a decrease of $0.4 million.

Sypris Electronics

Revenue for Sypris Electronics was $17.2 million in the first quarter of 2024 compared to $12.8 million for the prior-year period. Increased shipments for two follow-on programs contributed to the growth over the prior-year comparable period. Gross profit for the first quarter of 2024 was $0.8 million, or 4.8% of revenue, compared to $1.5 million, or 11.9% of revenue, for the same period in 2023 primarily due to additional costs incurred on two programs that ramped production during the period.

Outlook

Commenting on the future, Mr. Gill added, “While new program launch costs and an unfavorable mix impacted our first quarter 2024 results, demand from customers serving the automotive, commercial vehicle and sport utility markets remains positive. Similarly, demand from customers serving the markets for electronic warfare, aircraft and missile avionics, secure and subsea communications, and ground-based radar remain robust, while the outlook for the energy market continues to move in the right direction.

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Sypris Reports First Quarter Results

May 15, 2024

“With a strong backlog, new program wins, and long-term contract extensions in place, we are confident that 2024 has the potential to be very positive for Sypris. As a result, we continue to expect revenue to increase 10-15% year-over-year. We expect to achieve gross margin expansion in the range of 100 to 125 basis points with gross profit forecast to increase 20-25% in 2024.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; the termination or non-renewal of existing contracts by customers; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs and supply of insurance on acceptable terms and with adequate coverage; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports First Quarter Results

May 15, 2024

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	April 2,
	2024	2023
	(Unaudited)
Revenue	$35,553	$32,292
Net loss	$(2,221)	$(175)
Loss per common share:
Basic	$(0.10)	$(0.01)
Diluted	$(0.10)	$(0.01)
Weighted average shares outstanding:
Basic	21,965	21,796
Diluted	21,965	21,796

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Sypris Reports First Quarter Results

May 15, 2024

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended
	March 31,	April 2,
	2024	2023
	(Unaudited)
Net revenue:
Sypris Technologies	$18,350	$19,500
Sypris Electronics	17,203	12,792
Total net revenue	35,553	32,292
Cost of sales:
Sypris Technologies	16,299	16,861
Sypris Electronics	16,370	11,270
Total cost of sales	32,669	28,131
Gross profit:
Sypris Technologies	2,051	2,639
Sypris Electronics	833	1,522
Total gross profit	2,884	4,161
Selling, general and administrative	4,258	3,745
Operating (loss) income	(1,374)	416
Interest expense, net	318	226
Other expense, net	341	71
(Loss) income before taxes	(2,033)	119
Income tax expense, net	188	294
Net loss	$(2,221)	$(175)
Loss per common share:
Basic	$(0.10)	$(0.01)
Diluted	$(0.10)	$(0.01)
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	21,965	21,796
Diluted	21,965	21,796

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Sypris Reports First Quarter Results

May 15, 2024

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	March 31,	December 31,
	2024	2023
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,096	$7,881
Accounts receivable, net	13,093	8,929
Inventory, net	70,890	77,314
Other current assets	10,777	9,743
Total current assets	102,856	103,867
Property, plant and equipment, net	16,706	17,133
Operating lease right-of-use assets	4,617	3,309
Other assets	4,866	5,033
Total assets	$129,045	$129,342
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,530	$26,737
Accrued liabilities	56,314	56,232
Operating lease liabilities, current portion	1,122	1,068
Finance lease obligations, current portion	1,404	1,327
Equipment financing obligations, current portion	591	618
Working capital line of credit	500	500
Note payable - related party, current portion	2,000	-
Total current liabilities	88,461	86,482

Operating lease liabilities, net of current portion	3,868	2,642
Finance lease obligations, net of current portion	1,647	1,852
Equipment financing obligations, net of current portion	1,197	1,333
Note payable - related party, net of current portion	6,980	6,484
Other liabilities	6,043	8,082
Total liabilities	108,196	106,875
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 22,475,484 shares issued and 22,430,092 outstanding in 2024 and 22,465,485 shares issued and 22,459,649 outstanding in 2023	225	224
Additional paid-in capital	156,439	156,242
Accumulated deficit	(119,153)	(116,932)
Accumulated other comprehensive loss	(16,662)	(17,067)
Treasury stock, 45,392 in 2024 and 5,835 in 2023	-	-
Total stockholders’ equity	20,849	22,467
Total liabilities and stockholders’ equity	$129,045	$129,342

Note: The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports First Quarter Results

May 15, 2024

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Three Months Ended
	March 31,	April 2,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,221)	$(175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	845	774
Deferred income taxes	39	(136)
Stock-based compensation expense	197	263
Deferred loan costs amortized	2	2
Provision for excess and obsolete inventory	73	(87)
Non-cash lease expense	293	179
Other noncash items	69	33
Contributions to pension plans	-	(10)
Changes in operating assets and liabilities:
Accounts receivable	(4,326)	(2,691)
Inventory	6,405	(9,942)
Prepaid expenses and other assets	(866)	154
Accounts payable	(208)	3,118
Accrued and other liabilities	(2,011)	7,277
Net cash used in operating activities	(1,709)	(1,241)
Cash flows from investing activities:
Capital expenditures	(316)	(708)
Net cash used in investing activities	(316)	(708)
Cash flows from financing activities:
Proceeds from equipment financing obligations	198	210
Proceeds from Note Payable - related party	2,500	-
Principal payments on finance lease obligations	(324)	(271)
Principal payments on equipment financing obligations	(164)	(95)
Indirect repurchase of shares for minimum statutory tax withholdings	-	(48)
Net cash provided by (used in) financing activities	2,210	(204)
Effect of exchange rate changes on cash balances	30	(14)
Net increase (decrease) increase in cash and cash equivalents	215	(2,167)
Cash and cash equivalents at beginning of period	7,881	21,648
Cash and cash equivalents at end of period	$8,096	$19,481

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